UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2005

PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 5, 2005, a subcommittee of PolyOne Corporation’s Compensation and Governance Committee of the Board of Directors approved awards of Performance Shares and Stock Appreciation Rights under PolyOne’s equity plans to certain key employees of PolyOne, including the executive officers. Pursuant to such approval, PolyOne granted the following awards to the executive officers of PolyOne:

	Number of Targeted
	Performance Shares
	(assumes 100%
	attainment of	Number of Stock
Name	performance goals)	Appreciation Rights
Thomas A. Waltermire	130,400	96,600
V. Lance Mitchell	29,500	21,900
Michael L. Rademacher	23,700	17,700
Robert M. Rosenau	19,300	14,400
Wendy C. Shiba	27,900	20,700
Kenneth M. Smith	25,000	18,600
W. David Wilson	35,700	26,400

     Performance Shares are earned based upon the achievement, over a three-year period, of performance goals relating to cash flow, return on invested capital and level of EBITDA in relation to debt. Stock Appreciation Rights have a term of seven years and vest in 1/3 increments when the market price of PolyOne’s Common Shares for three consecutive days rises 10%, 20% and 30%, respectively, above the base price, which is the fair market value of PolyOne’s Common Shares on the date of the award. Upon exercise, Stock Appreciation Rights will be settled in PolyOne Common Shares. PolyOne entered into award agreements with each of the executive officers named above for the Performance Shares and Stock Appreciation Rights. Copies of the forms of the award agreements are attached as exhibits to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Description
10.1	Form of Award Agreement for Performance Shares.
10.2	Form of Award Agreement for Stock Appreciation Rights.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2005

POLYONE CORPORATION
By /s/ Wendy C. Shiba
Name:	Wendy C. Shiba
Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Form of Award Agreement for Performance Shares.
10.2	Form of Award Agreement for Stock Appreciation Rights.